UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		August 31, 2012

NACCO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9172	34-1505819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 LANDERBROOK DRIVE, CLEVELAND, OHIO		44124-4069
(Address of principal executive offices)		(Zip code)

(440) 449-9600
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2012, The North American Coal Corporation ("NACoal"), a wholly-owned subsidiary of NACCO Industries, Inc., announced that its wholly-owned subsidiary, TRU Energy Services, LLC ("TRU"), entered into a Share and Membership Interest Purchase Agreement (the "Agreement") with the shareholders and members of Reed Minerals, Inc., Reed Hauling Inc., C&H Mining Company, Inc. and Reed Management, L.L.C., and the individual trustees and beneficiaries of the B&R Family Trust, pursuant to which TRU acquired four related companies - Reed Minerals, Inc., Reed Hauling Inc., C&H Mining Company, Inc. and Reed Management, L.L.C. These companies, which will be known as Reed Minerals, are based in Jasper, Alabama and are involved in the mining of bituminous coal.
The acquisition, which was funded using borrowings under NACoal's existing credit facility, was completed for a preliminary purchase price of approximately $62.5 million, less certain amounts specified in the Agreement to complete the transaction on a “cash-free, debt-free” basis. The Agreement provides for an earn-out contingent on the average coal selling price received on the first 15 million tons of coal sold by NACoal from the Reed Minerals operations. The earn-out payments will be paid quarterly and, if payable, will commence in the third quarter of 2012.
The acquired operations mine and market steam coal and mid-to-high volatile metallurgical coal for sale primarily into the power generation and steel markets. Steam coal is primarily sold to a cooperative association which provides fuel under a long-term contract with a significant U.S. utility. Metallurgical coal is sold to several customers. The acquired companies operate three mines on leased reserves in Central Alabama. For the year ended December 31, 2011, the Reed Minerals companies sold 0.9 million tons of coal and had revenue of approximately $86.0 million and net income of approximately $4.0 million.
The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference thereto.
Item 9.01 Financial Statements and Exhibits.

As described in Item 1.01 of this Current Report on Form 8-K, the following Exhibit is filed as part of this Current Report on Form 8-K.

(d) Exhibits

10.1
Share and Membership Interest Purchase Agreement by and among TRU Energy Services, LLC, as Buyer, the sellers party thereto, and the trustees and beneficiaries party thereto dated as of August 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 5, 2012		NACCO INDUSTRIES, INC.

		By:	/s/ Kenneth C. Schilling
Name: Kenneth C. Schilling
Title: Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

10.1
Share and Membership Interest Purchase Agreement by and among TRU Energy Services, LLC, as Buyer, the sellers party thereto, and the trustees and beneficiaries party thereto dated as of August 31, 2012.